[NAME OF FUND]
                    (a series of First American Funds, Inc.)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              VOTE TODAY BY MAIL, TOUCH-TONE PHONE OR THE INTERNET
            CALL TOLL-FREE 1-___________ OR LOG ONTO www.___________

      The undersigned appoints Thomas S. Schreier, Steven G. Lentz, Robert H. Nelson and Jeffery M. Wilson, and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all of the Class S shares of [name of Fund]. (the "Fund"), held by the undersigned at the special meeting of Class S shareholders of the Fund to be held on July 21, 2003, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

THE PROXIES ARE INSTRUCTED TO VOTE AS FOLLOWS:

      PROPOSAL TO APPROVE A RULE 12b-1 DISTRIBUTION PLAN FOR THE CLASS S SHARES OF THE FUND.

               ____ FOR            ____ AGAINST            ____  ABSTAIN

      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

      THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE ABOVE MATTER. IT IS UNDERSTOOD THAT, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THAT MATTER. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE FUND. RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY. SIGN, DATE, AND RETURN IN THE ADDRESSED ENVELOPE -- NO POSTAGE REQUIRED. PLEASE MAIL PROMPTLY TO SAVE THE FUND FURTHER SOLICITATION EXPENSE.

                                            Dated: _______________________, 2003


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                                            IMPORTANT: Please date and sign this
                                            Proxy. If the stock is held jointly,
                                            signature should include both names.
                                            Executors, administrators, trustees,
                                            guardians, and others signing in a
                                            representative capacity should give
                                            their full title as such.